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                                                                   EXHIBIT 10.16

                            SYPRIS SOLUTIONS, INC.
                  INDEPENDENT DIRECTORS COMPENSATION PROGRAM
                         ADOPTED ON SEPTEMBER 1, 1995

                    AMENDED AND RESTATED ON APRIL 28, 1998

                          DESCRIPTION OF THE PROGRAM


  NAME. The name of this benefit program shall be the "Independent Directors Compensation Program."

  PURPOSE. The purpose of the Independent Directors Compensation Program is to enable Sypris Solutions, Inc. (the "Company") to attract, retain and motivate experienced directors by providing compensation that is competitive with compensation offered to independent directors of other similarly-situated public corporations in the United States.

  ELIGIBILITY AND PARTICIPATION. Only "Independent Directors," defined as those members of the Board of Directors of the Company (the "Board") who are not otherwise employed by the Company, its subsidiaries or any affiliate of the Company in any other capacity, are eligible to participate in the Independent Directors Compensation Program. Any Independent Director on the Board as of September 1, 1995 (the "Effective Date") and thereafter shall be eligible for compensation under the Independent Directors Compensation Program.

  COMPENSATION.  Independent Directors shall be compensated as set forth below:

       a) Stock Options Upon Election and Reelection to the Board. The Company shall grant each Independent Director a nonstatutory stock option for the purchase of up to 10,000 shares of the Company's common stock, $.01 par value (the "Common Stock") at the time the Independent Director is initially elected to serve on the Board and at each time he or she is subsequently reelected by the shareholders to serve on the Board. In the event that an Independent Director is initially elected to the Board at a time other than the date of the Company's annual shareholders' meeting, he or she shall receive, at the time he or she is elected, stock options for a pro rated number of shares to be determined by multiplying 10,000 by a fraction, the numerator of which shall be twelve (12) minus the number of full months which have elapsed since the date of the Company's last annual shareholders' meeting and the denominator of which shall be twelve (12). All such stock options shall be granted by the Company to the Independent Directors pursuant to the Company's Independent Directors' Stock Option Plan (the "Option Plan"). Each of the options shall be: (i) granted on the dates each of the respective Independent Directors is elected and reelected to the Board, (ii) priced at the fair market value of the Company's common stock, as determined in accordance with Section 7.C. of the Option Plan, on the respective date of grant, (iii) immediately exercisable by each of the Independent Directors on the respective dates of grant, and (iv) subject to the terms and conditions of the Option Plan and any other terms and conditions which, in accordance with the Option Plan, are specified in the applicable Stock Option Agreement entered into by and between the Company and each of the Independent Directors.

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       b)   Annual Retainer.

          (i) Amount. Each Independent Director elected to the Board at the Company's annual shareholders' meeting shall receive an annual retainer in the amount of $15,000.00 (the "Annual Retainer"). In the event that an Independent Director is elected to the Board at a time other than the date of the Company's annual shareholders' meeting, he or she shall receive a pro rated Annual Retainer (the "Pro Rated Annual Retainer") the amount of which is to be determined by multiplying $15,000.00 by a fraction, the numerator of which shall be twelve (12) minus the number of full months which have elapsed since the date of the Company's last annual shareholders' meeting and the denominator of which shall be twelve (12).

          (ii) Payment. The Annual Retainer or the Pro Rated Annual Retainer, as applicable, shall be earned by the Independent Directors and paid by the Company in equal quarterly installments for each Independent Director. The quarterly installments of the Annual Retainer or Prorated Annual Retainer shall be payable, together with any attendance fees (defined below), in arrears by checks issued to each Independent Director no later than the fifteenth (15th) calendar day following the end of each of the Company's fiscal quarters during which the respective Independent Director served on the Board. Alternatively, pursuant to Paragraph d) below, each Independent Director may elect to receive his or her Annual Retainer or Prorated Annual Retainer, together with any attendance fees, in the form of nonstatutory stock options in lieu of cash.

       c)   Attendance Fees.

          (i) Board Meetings. Each Independent Director shall receive the sum of $1,000.00 for each meeting of the Board he or she attends in person or, alternatively, the sum of $300.00 for each meeting of the Board which he or she participates in by telephone (collectively, the "Board Meeting Attendance
Fees").   For purposes of the Independent Directors Compensation Program,
"attendance" shall not include execution of an action by written consent of the Board. Board Meeting Attendance Fees earned by each Independent Director during a fiscal quarter shall be payable, together with the quarterly installment of the Annual Retainer or Prorated Annual Retainer, by a check issued no later than the fifteenth (15th) calendar day following the end of the fiscal quarter. Alternatively, pursuant to Paragraph d) below, each Independent Director may elect to receive his or her Board Meeting Attendance Fees in the form of nonstatutory stock options in lieu of cash.

          (ii) Committee Meetings. Independent Directors are entitled to compensation for attending or participating in meetings of committees of the Board only if such meetings are held on dates other than the dates of meetings of the full Board. In the event that committee meetings are held on dates other than the dates of meetings of the full Board, each Independent Director who attends a committee meeting in person and serves as the chairperson of the meeting shall receive the sum of $1,250.00 per meeting, and each of the other Independent Directors who attend such a committee meeting in person shall receive the sum of $1,000.00 per meeting. Alternatively, each Independent Director who, as the chairperson or as a committee member, participates by telephone in committee meetings of the Board which are held on dates other than the dates of meetings of the full Board, shall receive the sum of $300.00 per meeting. (All of the aforementioned fees in this subparagraph shall hereafter be collectively referred to as the "Committee Meeting Attendance Fees"). For purposes of the Independent Directors Compensation Program, "attendance" shall not include execution of an action by written consent for any committee. Committee Meeting Attendance Fees earned by each Independent Director during a fiscal quarter shall be payable, together with the Annual Retainer or Prorated Annual Retainer and the Board Meeting Attendance Fees, by a check issued to the Independent Director no later than the fifteenth (15th) calendar day following
the end of the fiscal quarter.   Alternatively, pursuant to Paragraph d) below,
each

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Independent Director may elect to receive his or her Committee Meeting
Attendance Fees in the form of nonstatutory stock options in lieu of cash.

       d) Form of Payment. Each Independent Director may elect to receive his or her Annual Retainer or Prorated Annual Retainer, Board Meeting Attendance Fees and Committee Meeting Attendance Fees in the form of nonstatutory stock options in lieu of cash. The election to receive stock options in lieu of cash must be made by the Independent Director before each January 1 and shall apply to the Annual Retainer, Prorated Annual Retainer, Board Meeting Attendance Fees and Committee Meeting Attendance Fees (collectively, the "Fees") earned during the following calendar year. Independent Directors initially elected to the Board mid-calendar year shall make the election no later than ten (10) calendar days after being elected to a term on the Board and such election shall apply to Fees earned during the remainder of such calendar year. An Independent Director who fails to make a timely election for the first calendar year such director is eligible to make an election shall be deemed to have elected to receive Fees in cash. An Independent Director who fails to make an election for any subsequent calendar year shall be deemed to have made the same election such director made for the immediately preceding calendar year. Such elections, including deemed elections, shall be irrevocable for the calendar year for which made.

        Any stock options issued to an Independent Director in lieu of cash compensation shall be granted to the respective Independent Directors pursuant to the Option Plan on a quarterly basis, with each grant to be made on the first day following the end of each of the Company's fiscal quarters (the "Date of Grant"). The number of shares to be granted under such options shall be determined by dividing the total of the quarterly installment of the Annual Retainer or Prorated Annual Retainer, as applicable, plus any Board Meeting Attendance Fees and any Committee Meeting Attendance Fees earned by the respective Independent Director during the previous fiscal quarter by 33% of the fair market value of the Company's common stock, as determined in accordance with Section 7.C. of the Option Plan, on the Date of Grant. The options shall be: (i) priced at the fair market value of the Company's common stock, as determined in accordance with Section 7.C. of the Option Plan, on the Date of Grant, (ii) immediately exercisable by each of the Independent Directors on the respective date of grant, and (iii) subject to the terms and conditions of the Option Plan and any other terms and conditions which, in accordance with the Option Plan, are specified in the applicable Stock Option Agreement entered into by and between the Company and each of the Independent Directors.

  EXPENSE REIMBURSEMENT. Each Independent Director shall be reimbursed for travel and other expenses incurred in the performance of his or her duties.

  ABILITY TO DEFER CASH COMPENSATION. Each Independent Director may elect to participate in the Company's Management Deferred Compensation Plan. This plan, which effectively enables each Independent Director to defer recognition of any cash compensation earned hereunder, provides for a range of investment alternatives, including mutual funds. Any election to defer Fees under the Management Deferred Compensation Plan shall be made according to the election procedures set forth in Paragraph d) above.

  ADMINISTRATION. The Independent Directors Compensation Program is administered by the Compensation Committee of the Board. The Committee members are selected by the Board and have no specific term of office.

  RESIGNATION FROM THE BOARD OF DIRECTORS. The resignation of any Independent Director shall cause such director to be ineligible to receive any amount of the Annual Retainer or Prorated Annual Retainer

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installments not yet paid to him or her as of the date of resignation. Any attendance fees which have been earned by the Independent Director in accordance with Paragraph c) above prior to the date of resignation shall be paid in the same form and according to the same timetables described in Paragraph c) above. To the extent the resigning director has opted to defer any cash compensation under the Company's Management Deferred Compensation Plan, all such compensation will be distributed to him or her in accordance with the provisions of the Company's Management Deferred Compensation Plan as applicable to terminated or resigning employees.

  PROGRAM TERMINATION OR MODIFICATION. The Compensation Committee shall review the Independent Directors Compensation Program on at least an annual basis and may make changes, alterations or modifications to the program which are deemed to be in the Company's best interest, provided, however, that the provisions of the program shall not be changed, altered or modified more than once every six months. Any change, alteration or modification shall be made by a written instrument consented to by the Board. The Board may similarly terminate the Independent Directors Compensation Program at any time if, in the judgment of the Board, such termination is in the Company's best interest.


IN WITNESS WHEREOF, the Company has caused this Independent Directors Compensation Program to be executed in its name and on its behalf on April 28, 1998.



                                 SYPRIS SOLUTIONS, INC.


                                  By: /s/ Jeffrey T. Gill
                                      -------------------
                                      Jeffrey T. Gill
                                      President and CEO

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